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EXHIBIT 10.10

Office Lease Between Gulf Construction Company and Pacific
Crest Bank, dated December 4, 1998 (San Diego Branch)

1501 FIFTH AVENUE

OFFICE LEASE

Prepared For

PACIFIC CREST BANK

TABLE OF CONTENTS

1.	Basic Lease Provisions		1
	1.1	Parties	1
	1.2	Premises	1
	1.3	Building	1
	1.4	Use	1
	1.5	Term	1
	1.6	Base Rent	1
	1.7	Security Deposit	1
	1.8	Lessee's Share of Operating Expenses	1
2.	Premises, Parking and Common Areas		1
	2.1	Premises	1
	2.2	Vehicle Parking	2
	2.3	Common Areas-Definition	2
	2.4	Common Areas-Rules and Regulations	2
	2.5	Common Areas-Changes	2
3.	Term		2
	3.1	Term	2
	3.2	Option to Extend	3
4.	Rent		3
	4.1	Base Rent	3
	4.2	Operating Expenses	3
5.	Security Deposit		6
6.	Use		7
	6.1	Use	7
	6.2	Compliance with Law	7
	6.3	Condition of Premises	7
7.	Maintenance, Repairs, Alterations and Common Area Services		8
	7.1	Lessor's Obligations	8
	7.2	Lessee's Obligations	8
	7.3	Alterations and Additions	8
	7.4	Utility Additions	9
8.	Insurance: Indemnity		10
	8.1	Liability Insurance-Lessee	10
	8.2	Liability Insurance-Lessor	10
	8.3	Property Insurance-Lessee	10
	8.4	Property Insurance-Lessor	10
	8.5	Insurance Policies	10
	8.6	Waiver of Subrogation	11
	8.7	Indemnity	11
9.	Damage or Destruction		11
	9.1	Definitions	11
	9.2	Premises Damage; Premises Building Partial Damage	12
	9.3	Premises Building Total Destruction: Office Building Project Total Destruction	12
	9.4	Damage Near End of Term	12

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	9.5	Abatement of Rent; Lessee's Remedies	13
	9.6	Termination-Advance Payments	13
	9.7	Waiver	13
10.	Real Property Taxes		13
	10.1	Payment of Taxes	13
	10.2	Additional improvements	13
	10.3	Definition of "Real Property Tax"	13
	10.4	Joint Assessment	14
	10.5	Personal Property Taxes	14
11.	Utilities		14
	11.1	Services Provided By Lessor	14
	11.2	Services Exclusive to Lessee	15
	11.3	Excess Usage by Lessee	15
	11.4	Interruptions	15
12.	Assignment and Subletting		15
	12.1	Lessor's Consent Required	15
	12.2	Lessee Affiliate	15
	12.3	Terms and Conditions Applicable to Assignment and Subletting	15
	12.4	Additional Terms and Conditions Applicable to Subletting	16
	12.5	Lessor's Expenses	17
	12.6	Conditions to Consent	17
	12.7	Right to cancel	17
13.	Default; Remedies		18
	13.1	Default	18
	13.2	Remedies	18
	13.3	Default by Lessor	19
	13.4	Late Charges	19
14.	Condemnation		19
15.	Broker's Fee		20
16.	Estoppel Certificate		20
17.	Lessor's Liability		20
18.	Severability		21
19.	Time of Essence		21
20.	Additional Rent		21
21.	Incorporation of Prior Agreements; Amendments		21
22.	Notices		21
23.	Waivers		21
24.	Acceptance of Rent		21
25.	Holding Over		22
26.	Cumulative Remedies		22
27.	Covenants and Conditions		22

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28.	Binding Effect: Choice of Law	22
29.	Subordination	22
30.	Attorney's Fees	22
31.	Lessor's Access	23
32.	Auctions	23
33.	Merger	23
34.	Consents	23
35.	Quiet Possession	23
36.	Security Measures—Lessor's Reservations	23
37.	Easements	24
38.	Performance Under Protest	25
39.	Authority	25
40.	Conflict	25
41.	No Offer	25
42.	Multiple Parties	25
43.	Building Signage	25
44.	Automatic Teller Machine	25
45.	Mail Box	25
46.	Competitive Factors	25
47.	Tenant Improvements	26

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OFFICE LEASE

1501 Fifth Avenue

1.  Basic Lease Provisions ("Basic Lease Provisions")

  1.1  Parties:  This Lease, dated for reference purposes only, December 4, 1998, is made by and between Gulf Construction Company, a California corporation ("Lessor"), and Pacific Crest Bank, a California corporation ("Lessee").

  1.2  Premises:  Suite Number(s) 100, first floor, consisting of approximately 4,505 rentable square feet, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").

  1.3  Building:  Commonly described as being located at the Northeast corner of 5th Avenue and Beech Street (1501 Fifth Avenue), in the City of San Diego, County of San Diego, State of California, and as defined in paragraph 2.

  1.4  Use:  General office and banking purposes subject to paragraph 6.

  1.5  Term:  The term of the Lease shall be twelve (12) years ("Term"). The Term shall commence January 1, 1999 ("Term Commencement Date") and terminate on December 31, 2010 ("Term Expiration Date").

  1.6  Base Rent:  The Base Rent for the Premises shall be on a fully serviced basis, with the Lessor paying all Operating Expenses as defined in paragraph 4.2 herein. The following monthly rent schedule for the Premises shall apply, which reflects an annual four percent (4%) increase commencing in Year 2:

Year 1:	January 1, 1999 through December 31, 1999:	$8,784.75
Year 2:	January 1, 2000 through December 31, 2000:	$9,136.14
Year 3:	January 1, 2001 through December 31, 2001:	$9,501.59
Year 4:	January 1, 2002 through December 31, 2002:	$9,881.65
Year 5:	January 1, 2003 through December 31, 2003:	$10,276.91
Year 6:	January 1, 2004 through December 31, 2004:	$10,687.99
Year 7:	January 1, 2005 through December 31, 2005:	$11,115.51
Year 8:	January 1, 2006 through December 31, 2006:	$11,560.13
Year 9:	January 1, 2007 through December 31, 2007:	$12,022.54
Year 10:	January 1, 2008 through December 31, 2008:	$12,503.44
Year 11:	January 1, 2009 through December 31, 2009:	$13,003.58
Year 12:	January 1, 2010 through December 31, 2010:	$13,523.72

  1.7  Security Deposit:  The Security Deposit for the Term shall be $8,784.75. Lessor shall credit Lessee with $1,215.25 as an offset against the Base Rent during the first month of the Term. This amount represents the difference between the existing Security Deposit being held by Lessor in the amount of $10,000.00 pursuant to that certain Lease between Lessee and Fifth and Beech Associates, dated June 30, 1989, and all Modifications and Amendments thereto, and the Security Deposit for the Term of this Lease.

  1.8  Lessee's Share of Operating Expenses:  12.9% as defined in paragraph 4.2.

2.  Premises, Parking and Common Areas.

  2.1  Premises:  The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project". Lessor hereby leases to Lessee and Lessee leases from Lessor for the Term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises", including rights to the Common Areas as hereinafter specified.

  2.2  Vehicle Parking:  Lessee, as of the Term Commencement Date, shall be entitled to the exclusive use of eight (8) parking spaces (the entire first level parking area) within the Office Building Project. These spaces shall be payable at $75.00 per space per month for the Term, and any renewals or extensions thereof, with fixed annual increases of four percent (4%) commencing January 1, 2000.

  2.3  Common Areas-Definition:  The term "Common Areas" is defined as all areas and facilities outside the Premises and other premises leased to third parties and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parkways, ramps, driveways, landscaped areas and decorative walls.

  2.4  Common Areas-Rules and Regulations:  Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit "C" with respect to the Office Building Project and Common Areas, and to use its best efforts to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor, or such other person(s) as Lessor may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations in its reasonable discretion.

  2.5  Common Areas-Changes:  Provided such actions do not unreasonably interfere with Lessee's use and enjoyment of the premises and except as otherwise provided for in this lease, Lessor shall have the right, in Lessor's reasonable discretion, from time to time:

    (a)    To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, walkways, provided, however, Lessor shall at all times provide the parking facilities required by applicable law;

    (b)    To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

    (c)    To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

    (d)    To add additional improvements to the Common Areas;

    (e)    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

    (f)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound and reasonable business judgment, deem to be appropriate.

3.  Term.

  3.1  Term:  The Term and Term Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

  3.2  Option to Extend:  Provided Lessee is not then in material default under the terms and provision of this Lease, Lessee, subject to the terms and conditions herein contained, shall have the option to extend the term of this Lease for one (1) additional term of five (5) years (the "Renewal Term") commencing January 1, 2011. The option herein granted shall be conditioned for its effectiveness upon Lessee notifying Lessor in writing, by registered or certified mail before 5:00  p.m., July 1, 2010, of Lessee's decision to exercise said option. The base rental rate during the Renewal Term shall be the then fair market rental rate for first class office space of comparable size and quality in Downtown San Diego, prevailing at the commencement of the Renewal Term. The fair market rental rate shall be determined by mutual agreement between Lessor and Lessee, and upon failure of the parties to so agree at least ninety (90) days prior to the commencement of the Renewal Term, the fair market rental rate shall be determined by three (3) certified appraisers, each of whom must have knowledge of the office rental market in Downtown San Diego. Lessor and Lessee shall each select, at least eighty-five (85) days prior to the commencement of the Renewal Term, an appraiser, and the two so selected shall select a third. If the two appraisers selected by Lessor and Lessee are unable within five (5) days of their selection to agree on a third appraiser, the third appraiser, at least eighty (80) days prior to the commencement of the Renewal Term, shall be selected by the then President of the San Diego Chapter of the Institute of Real Estate Management (or, if he or she shall refuse to or be unable to do so, by a comparable Real Estate Official in San Diego). The appraisal to be made prior to the commencement date of the Renewal Term shall establish the fair market rental rate of the Premises for the 180 day period immediately preceding commencement of the Renewal Term. In determining the fair market rental rate each appraiser shall: take into consideration the then current availability of similar space in buildings of comparable size and age in the San Diego urban area, giving due consideration to the location; assume the Premises are in their current condition; consider the amount of space within the Premises; and consider the credit rating of the Lessee. Said appraisers shall be instructed to determine fair market rental rate independently without consulting each other, and thereafter, to submit the appraisals to both Lessor and Lessee contemporaneously in writing no later than sixty (60) days prior to the commencement of the Renewal Term. The rental rate shall be determined by eliminating the highest and lowest appraisals, and the remaining appraisal shall apply. Each party shall pay the cost of its own appraiser. The cost of the third appraiser, and his/her out of pocket expenses, shall be borne equally by Lessor and Lessee. Upon the determination of fair market rental rate, the parties shall execute an appropriate document confirming said fair market rental rate, and thereafter Lessee shall have ten (10) days in which to make a final election as to whether this lease shall or shall not be so extended. Lessee's choice not to notify Lessor of its final election within the ten (10) days, shall be automatically deemed by Lessor as Lessee's decision the Lease shall not be extended.

4.  Rent.

  4.1  Base Rent:  Except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1. 6 of the Basic Lease Provisions, without offset or deduction. Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

  4.2  Operating Expenses:  Lessee shall pay to Lessor during the Term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, in excess of the amount established during the January 1, 1999 through December 31, 1999 term of this Lease ("Base Year"), as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied during the Base Year. Lessee shall not be responsible for any capital expenses. Lessee shall have the right to audit any passthroughs (Operating Expenses in excess of the Base Year Operating Expenses), however in no case shall Lessor pass through any amount greater than five percent (5%) of the Lessee's Share of the Operating Expenses for the Base Year, non-cumulative, per year. The maximum amount of the passthrough shall be calculated as follows: Lessee's Share of the Base Year Operating Expenses, expressed as a cost per square foot, shall be multiplied by five percent (5%), which shall represent the maximum amount of Operating Expense per square foot that may be passed through to Lessee in any one year ("Annual Maximum Operating Expense Passthrough"). Commencing on January 1, 2000, and continuing each successive January 1 thereafter, Lessor shall provide Lessee with a reasonably detailed statement of the total Operating Expenses and the Lessee's Share of those Operating Expenses to be passed through ("Operating Expense Statement"). Lessee shall pay to Lessor Lessee's Share, pursuant to Lessee's right to audit the Operating Expense Statement, which shall be the lesser amount of the following: (a) Lessee's Annual Maximum Operating Expense Passthrough; or (b) Lessee's Share per square foot of Operating Expenses as calculated for the current year.

  Operating Expenses shall be in accordance with the following provisions:

    (a)    "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.8 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the rentable square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.

    (b)    "Operating Expenses" is defined, for purposes of this Lease, to include all costs, (except janitorial services for Lessee's space which Lessee shall arrange and pay for in addition to Base Rent), incurred by Lessor in the exercise of its reasonable discretion for:

      (i)    the operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:

        (aa)    The Common Areas, including their surfaces, coverings, decorative items, carpets and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

        (bb)    All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

      (ii)    Trash disposal, janitorial for the common areas, and security services;

      (iii)    Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";

      (iv)    The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

      (v)    The amount of the real property taxes to be paid by Lessor under paragraph 10.1 hereof. Notwithstanding the provisions of paragraph 10.1, however, for purposes of

      Operating Expenses, they shall mean property tax assessments paid by Lessor based upon the July 14, 1998 sale of the Building, but shall exclude the cost of a property tax increase as the result of any future sale, refinance or transfer of the property;

      (vi)    The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

      (vii)    Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a reasonable management fee attributable to the operation of the Office Building Project;

      (viii)    Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

      (ix)    Replacements of equipment or improvements that have a useful life for depreciation purposes according to Federal income tax guidelines of five (5) years or less, as amortized over such life.

    (c)     Operating Expenses shall not include the costs of replacements of equipment or improvements that have a useful life for Federal income tax purposes in excess of five (5) years unless it is of the type described in paragraph 4.2(b)(viii), in which case their costs shall be included as above provided.

    (d)    Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

    Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses throughout the entire term of the Lease:

      (1)    The cost of repairs to the Office Building Project, if the cost of the repairs is reimbursed by insurance carried by Lessor;

      (2)    Leasing commissions paid to agents of Lessor, other brokers or any other persons in connection with the leasing of the Office Building Project;

      (3)    The cost of renovating space for any new lessee or space vacated by any lessee of the Office Building Project;

      (4)    The cost of utilities charged to any individual lessee and payroll, material and contract costs of other services charged to any lessee in the Office Building Project;

      (5)    Costs incurred by Lessor for the installation of any lessee's improvements in the Office Building Project;

      (6)    The cost of painting and decorating the premises of other lessees in the Office Building Project;

      (7)    The depreciation of the Office Building Project;

      (8)    Interest on debt or amortization payments on any mortgages or deeds of trust or ground lease payments;

      (9)    Legal and other related expenses associated with the enforcement of leases or the defense of Lessor's title to the Office Building Project including legal expenses in connection with the negotiation of leases and defense against any lessee suits;

      (10)    Advertising costs incurred directly for renting individual space in the Office Building Project;

      (11)    Lessor's general corporate overhead and general administrative expenses not related to the operation of the Office Building Project;

      (12)    Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor; and

      (13)    All items and services for which Lessee or any other lessee in the Office Building Project reimburses Lessor or which Lessor provides selectively to one or more lessees (other than Lessee) without reimbursement, provided that no item or service supplied selectively to another lessee shall be paid for by Lessee.

    (e)    Lessee's Share of Operating Expenses for the last calendar year of the Lease term shall be prorated according to that portion of the calendar year as to which Lessee is responsible for a share thereof. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Lessee is responsible as to Operating Expenses, notwithstanding that the Lease term may have terminated before the end of such calendar year.

    (f)    Lessee's Share of Operating Expenses shall be payable annually by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. Lessee may, within forty-five (45) days after its receipt of any statement of expenses, audit the books and records of Lessor in order to confirm the amount of Operating Expenses set forth in the statement. In the event of any discrepancy between the expense statement and actual Operating Expenses, such discrepancy shall be corrected by adjusting the amount of Lessee's monthly payment of rent next due Lessor. The costs of any such audit shall be at the sole expense of Lessee, unless the audit reveals an over statement of Operating Expenses in excess of five percent (5%), in which event Lessor shall reimburse Lessee its reasonable costs of audit.

5.  Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 1.7 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default of the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises.

6.  Use.

  6.1  Use.  Lessee will use and occupy the Premises only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions. Lessee shall maintain the Premises in a clean, safe, sanitary and proper manner and shall pay for any damage to the Premises or to any other part of the Building caused by any negligence, willful act, misuse or abuse by Lessee or any of its agents, employees, licensees or invitees which is not recoverable as an insured loss. Lessee will not cause anywhere in the Building, or permit in the Premises, (a) any activity or thing contrary to applicable law, ordinance, regulation or insurance requirement, or which is in any way hazardous or could jeopardize the coverage of normal insurance policies or increase their cost, (b) any waste or nuisance, defacing or injury of the Building, or any activity causing odors perceptible outside the Premises, (c) any overloading of the floors or the structural or mechanical systems of the Building. Lessee shall conduct its business and occupy the Premises, shall not create any nuisance, interfere with, annoy or disturb any other tenant in the Building or Lessor in its management thereof.

  6.2  Compliance with Law.

    (a)    Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable law or ordinance in effect on the Term Commencement Date, that would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.

    (b)    Except as provided in paragraph 6.2(a), Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

  6.3  Condition of Premises.

    (a)    Lessor shall deliver the Premises to Lessee in a clean condition on the Term Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is deterrmined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within one hundred eighty (180) days after the Term Commencement Date, shall result in the conclusive presumption that Lessor has complied with all of its obligations hereunder, that the Premises are fully completed and are suitable for Lessee's purposes, that the Building and every part of it, including the Premises, are in good and satisfactory condition, and that Lessee waives any defects therein.

    (b)    Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Term Commencement Date,

    subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7.  Maintenance, Repairs, Alterations and Common Area Services.

  7.1  Lessor's Obligations.  Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof and common areas, and the equipment whether used exclusively for the premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof.

  7.2  Lessee's Obligations.

    (a)    Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs, the cost of which is otherwise Lessee's responsibility hereunder.

    (b)    On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.

  7.3  Alterations and Additions.

    (a)    Lessee shall not, without Lessor's prior written consent, make any significant alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing and telephone and telecommunication wiring. At the expiration of the Term, Lessee, at its option, may remove any or all of said alterations, improvements, additions or Utility Installations, in which event

    Lessee shall cause the Premises and the Office Building Project to be restored to their prior condition at Lessee's expense. Should Lessor permit Lessee to make significant alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, which approval by Lessor shall not be unreasonably withheld, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any significant alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may require that Lessee remove any part or all of the same. Significant shall mean any job or work costing in excess of $5,000.00.

    (b)    Any significant alterations, improvements, additions or Utility Installations in or about the Premises of the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

    (c)    Lessee shall pay, when due, all claims for labor or material furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

    (d)    Lessee shall give Lessor not less than ten (10) day's notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises of the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, the Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim.

    (e)    All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessee removes them pursuant to paragraph 7.3(a).

    (f)    Lessee shall provide Lessor with as-built plans and specifications for any significant alterations, improvements, additions or Utility Installations.

  7.4  Utility Additions.  Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.  Insurance: Indemnity.

  8.1  Liability Insurance—Lessee.  Lessee shall at Lessee's expense obtain and keep in force during the Term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GLO404) or equivalent coverage, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor.

  8.2  Liability Insurance—Lessor.  Lessor shall obtain and keep in force during the Term of this Lease a policy of combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $1,000,000.00 per occurrence.

  8.3  Property Insurance—Lessee.  Lessee shall, at Lessee's expense, obtain and keep in force during the Term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

  8.4  Property Insurance—Lessor.  Lessor shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement costs thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, at Lessor's expense and not included as an Operating Expense, Lessor may obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the Term Commencement Date of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

  8.5  Insurance Policies.  Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Term Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

  8.6  Waiver of Subrogation.  Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and or invitees. All property insurance policies required under this Lease shall be endorsed to so provide.

  8.7  Indemnity.

    (a)    Indemnity by Lessee: Lessee shall indemnify and hold harmless Lessor and its agents, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's negligence or willful misconduct in connection with its use of the Office Building Project, or from the conduct of Lessee's business and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligent or willful misconduct of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all reasonable costs, attorney's fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

9.  Damage or Destruction.

  9.1  Definitions.

    (a)    "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

    (b)    "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

    (c)    "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

    (d)    "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

    (e)    "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

    (f)    "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

    (g)    "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

  9.2  Premises Damage; Premises Building Partial Damage.

    (a)    Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage and this Lease shall continue in full force and effect.

    (b)    Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, which damage prevents Lessee from making any substantial use of the Premises, Lessor or Lessee may give written notice to the other party within thirty (30) days after the date of the occurrence of such damage that it is the party's intent to terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage. In the event the Lease is not terminated, Lessor shall repair such damage as soon as reasonably possible at Lessor' expense, except to the extent caused by a negligent or willful act of Lessee (in which event, to the extent that the repairs are required by a negligent or willful act of Lessee, Lessee shall make the repairs at Lessee's expense).

  9.3  Premises Building Total Destruction: Office Building Project Total Destruction.  Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, Lessee or Lessor may give written notice of termination to the other party within thirty (30) days after the date of occurrence of such damage, in which case this Lease shall terminate as of the date of the occurrence of such damage. In the event neither party exercises its option to terminate, Lessor shall repair such damage or destruction as soon as reasonably possible at Lessor's expense.

  9.4  Damage Near End of Term.

    (a)    Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the Term of this Lease there is substantial damage to the Premises, Lessor or Lessee may at either party's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

    (b)    Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the Term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

  9.5  Abatement of Rent; Lessee's Remedies.

    (a)    In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided the damage was not the result of the negligence of Lessee.

    (b)    If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this paragraph 9 and shall not commence such repair or restoration within thirty (30) days after such occurrence, or if Lessor shall not complete the restoration and repair within one hundred fifty (150) days after such occurrence, Lessee may, at Lessee's option: (1) cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration, and in such event this Lease shall terminate as of the date of such notice; or (2) Lessee may at its sole cost and expense, repair or restore the Premises under this paragraph 9, which said cost and expense shall be deducted from any rent payable hereunder.

    (c)    Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and or execution of plans and specifications required.

  9.6  Termination—Advance Payments.  Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee that amount of Lessee's security deposit that has not theretofore been applied by Lessor.

  9.7  Waiver.  Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  Real Property Taxes.

  10.1  Payment of Taxes.  Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2(b)(v), except as otherwise provided in paragraph 10.2.

  10.2  Additional improvements.  Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(f) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

  10.3  Definition of "Real Property Tax".  As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes thereto, or any transfers hereof.

      Notwithstanding anything in this Lease to the contrary, any increase in property taxes caused by a sale or transfer of the land and or improvements, which sale closes escrow after July 14, 1998, shall not be included as an Operating Expense to Lessee.

  10.4  Joint Assessment.  If the improvements or property taxes which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

  10.5  Personal Property Taxes.

    (a)    Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

    (b)    If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  Utilities.

  11.1  Services Provided By Lessor.  Lessor will furnish for the Premises the following services, the expenses of which shall be Operating Expenses under this Lease, except to the extent that the furnishing of such services may be limited by the rules and regulations of applicable utilities and of any governmental authority:

    (a)    Air conditioning (heating or cooling as required by the seasons), Mondays through Fridays from 7:00 a.m. to 6:00 p.m., and on Saturdays from 9:00 a.m. to 2:00 p.m., except on holidays, in temperatures and amounts which are reasonably required for comfortable occupancy under normal business operations. If Lessee requires air conditioning during other hours, Lessor will furnish the same for the zones included in a written request by Lessee delivered to the manager of the Building before noon on the preceding business day. For this service, Lessee shall pay to Lessor, promptly upon receipt of Lessor's statement, an amount equal to $25.00 per hour.

    (b)    Toilet facilities, water for lavatory and toilet purposes, cold water for drinking and hot water for lavatory purposes, all at points of supply provided for the general use of Lessee and tenants in the Building and in the Premises, through fixtures installed by Lessor or by Lessee with Lessor's consent.

    (c)    Passenger elevators for access to and from the floor(s) on which the Premises are located, and freight elevator service only when scheduled through the manager of the Building. Lessor may limit the number of elevators operating outside normal business hours.

    (d)    Electrical service and lighting for all public areas and special service areas of the Building and of the Premises, as reasonable and necessary to provide adequate and safe lighting, including replacement of Building and Premises standard light bulbs and tubes.

  11.2  Services Exclusive to Lessee.  Lessee shall pay for all janitorial services specially or exclusively to the Lessee.

  11.3  Excess Usage by Lessee.  Lessor shall install at Lessee's expense supplemental equipment and or separate metering applicable to Lessee's excess usage or loading.

      Consumption will be determined, through a separate meter or submeter installed, maintained and read by Lessor, at Lessee's cost. All installations of electrical fixtures, appliances and equipment within the Premises shall be subject to Lessor's approval, and if they affect the temperature or humidity otherwise maintained, Lessor may, at Lessee's cost, install supplemental air conditioning units. Any risers or wiring necessary to meet Lessee's excess electrical requirements will be installed by Lessor, on Lessee's written request, at Lessee's sole cost and expense, paid in advance.

  11.4  Interruptions.  Unless caused by Lessor, there shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions. No such condition or event will constitute an eviction, actual or constructive, of Lessee, or relieve Lessee from any of its obligations under this Lease.

12.  Assignment and Subletting.

  12.1  Lessor's Consent Required.  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall not include the transfer or transfers of the voting stock of Lessee.

  12.2  Lessee Affiliate.  Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises or any portion thereof without Lessor's consent to any corporation which controls, is controlled by or is under common control with Lessee or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate", provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease, and (b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

  12.3  Terms and Conditions Applicable to Assignment and Subletting.

    (a)    Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

    (b)    Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

    (c)    Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

    (d)    If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

    (e)    The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease, provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

    (f)    In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

    (g)    Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

    (h)    The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false, shall, at Lessor's election, render Lessor's said consent null and void.

  12.4  Additional Terms and Conditions Applicable to Subletting.  Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

    (a)    Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment or such sublease to Lessor not by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary, Lessee shall have no right or claim against said sublessee for any such rents so paid by said sublessee to Lessor.

    (b)    No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

    (c)    Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

    (d)    In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

    (e)    No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

    (f)    With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

  12.5  Lessor's Expenses.  In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, not to exceed $500.00 per request, including attorneys', architects', engineers' or other consultants' fees.

  12.6  Conditions to Consent.

    (a)    With any request for consent to an assignment, sublease, transfer or encumbrance, Lessee shall submit to Lessor a copy of all documents applicable thereto, and shall notify Lessor of the name of the proposed assignee (accompanied by evidence of the nature, character and financial condition of it and its business), the proposed consummation date for the transaction, and all terms and conditions (including rental) of or relating to the assignment, sublease, transfer or encumbrance.

    (b)    Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants.

  12.7  Right to cancel.  Notwithstanding any other provision in this paragraph 12 to the contrary, within thirty (30) days after Lessor's receipt of the request and supporting documents referred to in paragraph 12.6(a) above, (or any time, if no such request was made), Lessor, by notice to Lessee, may terminate this Lease as of the proposed consummation date set forth in the request

  (or as of a date designated by Lessor in its notice to Lessee, if no such request was made), as if that date were the original expiration date of this Lease. This paragraph 12.7 shall not apply to a transfer to Lessee's Affiliate as defined in paragraph 12.2.

13.  Default; Remedies.

  13.1  Default.  The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

    (a)    The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(d) (insolvency), 13.1(e) (false statement), 16(a) (estoppel certificate), 30(b) (subordination), or 37 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

    (b)    The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this sub-paragraph.

    (c)    The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (a) and (b), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, the Lessee shall not be deemed to be in default if Lessee commenced such cure within a thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

    (d)    (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where possession is not restored within ninety (90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within ninety (90) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provisions shall be of no force of effect.

    (e)    The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

  13.2  Remedies.  In the event of any material default or material breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

    (a)    Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from

    Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proved could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired Term of this Lease.

    (b)    Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

    (c)    Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

  13.3  Default by Lessor.  Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

  13.4  Late Charges.  Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expense or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.  Condemnation.  If the Premises or any portion thereof of the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises of the Office Building Project are taken by such condemnation as would unreasonably affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor and Lessee shall each have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee or Lessor of such election within thirty (30) days after receipt of notice of taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15.  Broker's Fee.  Lessor shall pay the Sande Company a leasing commission, payable in full upon execution of this Lease, four percent (4%) of the total lease consideration for Years 2 through 6, plus two percent (2%) of the total lease consideration for Years 7 through 12.

16.  Estoppel Certificate.

  (a)    Each party (as "responding party") shall at any time upon not less than ten (10) days prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee.

  (b)    At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that, (i) this Lease is in full force and effect, and without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

  (c)    If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.  Lessor's Liability.

  (a)    The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title of the Office Building Project. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time for such transfer in which Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

  (b)    Any liability of Lessor, its agents and employees, to Lessee, its agents and employees under this Lease, or arising in relation to it, is hereby limited to the interest of Lessor in the Building, and Lessor, its agents and employees shall not be personally liable for any deficiency. The foregoing sentence does not limit or deny to Lessee any remedy which does not involve personal liability. If Lessor impermissibly withholds, denies or delays any consent which Lessee is required to obtain, Lessee may seek specific performance. Lessor's review, supervision, comments upon or approval of any aspect of work to be done by or for Lessee (under any Work Letter related to this Lease, as an alteration or addition, or otherwise) are solely for Lessor's protection and, except as otherwise expressly provided, create no warranties or duties to Lessee or to any third party.

18.  Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19.  Time of Essence.  Time is of the essence with respect to the obligations to be performed under this Lease.

20.  Additional Rent.  All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense increases and any other expenses payable by Lessee hereunder, shall be deemed to be rent.

21.  Incorporation of Prior Agreements; Amendments.  This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the premises of the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

22.  Notices.  Any notice required or permitted to be given hereunder shall be in writing, may be given by personal delivery or by certified or registered mail and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the representative parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight (48) hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes.

23.  Waivers.  No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same of any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee.

24.  Acceptance of Rent.  The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.  Holding Over.  If Lessee, without Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred fifty percent (150%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

26.  Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.  Covenants and Conditions.  Each provision of this Lease performable by Lessee or Lessor shall be deemed both a covenant and a condition.

28.  Binding Effect: Choice of Law.  Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

29.  Subordination.

  (a)    This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Lessee, this Lease or such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

  (b)    Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice.

  (c)    Notwithstanding anything in this Lease to the contrary, Lessor hereby agrees to obtain Subordination, Non-Disturbance and Attornment Agreements in the form mutually acceptable to Lessor and Lessee ("Subordination Agreement") from each and every secured lender whose interest is senior or prior to Lessee's interest in the Premises. Lessor hereby agrees to provide Lessee with written evidence of each such secured, senior lender and a Subordination Agreement from each such lender prior to the Term Commencement Date of the Lease. In the event Lessor fails to obtain a Subordination Agreement from each lender, Lessee may, at its option, terminate this Lease by giving Lessor written notice of termination. In such event of termination, Lessor shall return any sums paid by Lessee to Lessor.

30.  Attorney's Fees.

  30.1    If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgement.

  30.2    The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred in good faith.

31.  Lessor's Access.

  31.1    Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times/upon twenty-four hours notice to Lessee for the purpose of inspecting same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no unreasonable adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises any ordinary "For Lease" signs.

  31.2    All activities of Lessor pursuant to this paragraph shall be without abatement of rent.

32.  Auctions.  Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

33.  Merger.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

34.  Consents.  Wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld or delayed.

35.  Quiet Possession.  Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

36.  Security Measures—Lessor's Reservations.

  36.1    Except as otherwise provided for in this Lease, Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties within the premises. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

  36.2    In addition to its other rights retained or reserved herein, Lessor hereby reserves the following rights, exercisable without notice and without liability to Lessee, and without effecting an eviction, constructive or actual, or in any way diminishing Lessee's obligations hereunder:

    (a)    To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any right expressly given herein;

    (b)    Subject to the terms of this Lease, place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas;

    (c)    Subject to the terms of this Lease, designate and approve, prior to installation, all types of interior and exterior window treatments, and to control all internal lighting that may be visible from the Common Areas or from the exterior of the Building;

    (d)    Subject to the terms of this Lease, reasonably designate, limit, restrict and control any business and any service in or to the Building or its tenants;

    (e)    Provided such activities do not unreasonably interfere with Lessee's use of the Premises, to decorate or make repairs, alterations, additions, changes or improvements, whether structural or otherwise (specifically including but not limited to those in conjunction with Lessor's construction of additional buildings), in and about any part of the Office Building Project, to enter the Premises for such purposes, to temporarily close doors, entryways, public space and corridors in the Office Building Project or any part thereof during such work, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, windows, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Office Building Project or any part thereof.

    (f)    To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture to be moved into and out of the Premises and the Building only at such times and in such manner as Lessor reasonably directs. The movement of Lessee's property is entirely the risk and responsibility of Lessee. Lessor reserves the right to require permits before allowing any property to be moved into or out of the Premises or the Building;

    (g)    To have access for Lessor and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

  36.3    Lessee shall not:

    (a)    Except in connection with the maintenance of Lessee's signs, suffer or permit anyone, except in emergency, to go upon the roof of the Building.

37.  Easements.

  37.1    Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

  37.2    The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor

38.  Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

39.  Authority.  If Lessee is a corporation, trust, or general, or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

40.  Conflict.  Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

41.  No Offer.  Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to Lease. This Lease shall become binding up-on Lessor and Lessee only when fully executed by both parties.

42.  Multiple Parties.  If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee respectively.

43.  Building Signage.  Lessor shall provide Lessee with exclusive building signage for the length of the Lease Term, including extensions thereof. Lessee may sign the top area of the Building with large signs stating "Pacific Crest" or "Pacific Crest Bank," facing both Beech Street and Fifth Avenue as well as appropriate signage on the exterior and interior of the space occupied by Lessee stating "Pacific Crest" or "Pacific Crest Bank." Lessee shall have exclusive signage rights in the lobby and first floor parking area. Lessee shall have the right to change or replace signage as described herein as Lessee deems necessary. Lessee shall submit sign specifications to Lessor for Lessor's approval, which will not be unreasonably withheld. Lessee's signs shall be tasteful and of high quality. It is understood that the signs must conform to City and Governmental code requirements.

44.  Automatic Teller Machine.  Lessee may, at Lessee's cost, install an Automatic Teller Machine on the exterior of its leased space. Lessee shall submit construction specifications to Lessor for Lessor's approval, which approval shall not be unreasonably withheld.

45.  Mail Box.  Since Lessee receives a heavy volume of mail, Lessee shall be allotted ample mail box space immediately contiguous to its Premises.

46.  Competitive Factors.  During the term of this Lease and renewals thereof, Lessor shall not lease space in the Building to competitors of Lessee, which shall include banks, savings and loans, credit companies, money funds, credit unions and thrift and loans, without the prior written consent of the Lessee.

47.  Tenant Improvements.  Lessee shall lease the premises on an AS-IS basis.

LESSOR
Gulf Construction Company, A California corporation
Dated: 12/28/98	By	/s/ SHAHRZAD DEHGHANI Shahrzad Dehghani Vice President
	Address:	444 Camino Del Rio S. (#101) San Diego, CA 92108
LESSEE
Pacific Crest Bank, A California corporation
Dated: 12/8/98	By	/s/ LYLE LODWICK Lyle Lodwick Executive Vice President
	Address:	30343 Canwood St., Suite 100 Agoura Hills, CA 91301

EXHIBIT "A"
Floor Plan

     A-1

To Be Inserted

EXHIBIT "B"
Site Plan

     B-1

EXHIBIT "B"

[MAP]

     B-2

EXHIBIT "C"

RULES AND REGULATIONS

Dated: 12/8/98

GENERAL RULES

The following general rules shall be subject to the terms of the Lease and in the event of any inconsistency between the two, the terms of the Lease shall control.

1.
Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.
Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

3.
Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project.

4.
Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.
Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.
Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

7.
Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

8.
Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

9.
Any significant movement of furniture, or freight equipment shall be moved into or out of the Building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

10.
In connection with any significant alteration, Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by the Lessor.

11.
Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, between the hours of 6:00 p.m. and 7:00 a.m. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

12.
Lessee shall review all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

13.
No awnings shall be installed or used by Lessee.

14.
Neither Lessee nor any of its employees or invitees shall go upon the roof of the Building without prior notice to Lessor.

15.
Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

16.
Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

C–1

17.
Lessee shall not install, maintain or operate any vending machines upon the Premises without the Lessor's written consent.

18.
The Premises shall not be used for lodging or manufacturing, cooking or food preparation except as is incidental to Lessee's use of the Premises.

19.
Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

20.
Lessor reserves the fight to waive any one of these rules or regulations, and/or as to Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to Lessee.

21.
Lessor reserves the right to make such other reasonable rules and regulations as it way from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1.
Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2.
Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.
Parking stickers or identification devices shall be the property of Lessor and shall be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as reasonably established by Lessor for the loss of such devices.

4.
Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

5.
Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor shall not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6.
The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

7.
Lessee shall be responsible for seeing that all of its employees, agents, and invitees comply with the applicable parking rules, regulations, laws and agreements.

8.
Lessor reserves the right to modify these rules and or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

9.
Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

C–2

FIRST AMENDMENT TO OFFICE LEASE
BETWEEN GULF CONSTRUCTION COMPANY AND PACIFIC CREST BANK
(Re: 1501 Fifth Avenue, San Diego)

    The office Lease between GULF CONSTRUCTION COMPANY, a California corporation, as Lessor, and PACIFIC CREST BANK, a California corporation, as Lessee, executed by Lessee on December 9, 1998, is hereby amended as follows:

    1.  Paragraph 2.2 shall be replaced with the following paragraph:

  2.2  Vehicle Parking:  Lessee, as of the Term Commencement Date, and subject to the Rules and Regulations attached hereto as Exhibit "C," shall be entitled to the exclusive use of eight (8) parking spaces (the entire first level parking area) within the Office Building Project. These spaces shall be payable at $75 per space per month for the term, payable in advance on the first of each month, and any renewals or extensions thereof, with fixed annual increases of four percent (4%) commencing January 1, 2000.

    2.  Paragraph 2.2.1 is deleted.

    3.  Paragraph 2.2.2 is deleted.

    4.  The following paragraphs are added:

  48.  Hazardous Materials:  Lessee will not use, store, or dispose of any hazardous substances upon the Premises, except the use and storage of such substances that are customarily used in Lessee's business, and are in compliance with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property. Lessee will be responsible for the cost of removal or any toxic contamination caused by Lessee's use of the Premises."

  49.  Americans with Disabilities Act:  "The parties are alerted to the existence of the Americans With Disabilities Act, which may require costly structural modifications. The parties are advised to consult with a professional familiar with the requirements of the Act.

    5.  All other terms and conditions of the Office Lease shall remain in full force and effect.

GULF CONSTRUCTION COMPANY, a California corporation
DATED:	1/4/99	By:	/s/ SHAHRZAD DEHGHANI SHAHRZAD DEHGHANI, Vice President
PACIFIC CREST BANK, a California corporation
DATED:	12/28/98	By:	/s/ LYLE LODWICK LYLE LODWICK Executive Vice President

QuickLinks

EXHIBIT 10.10
Office Lease Between Gulf Construction Company and Pacific Crest Bank, dated December 4, 1998 (San Diego Branch)
1501 FIFTH AVENUE
OFFICE LEASE
Prepared For
PACIFIC CREST BANK
TABLE OF CONTENTS
OFFICE LEASE 1501 Fifth Avenue
EXHIBIT "A" Floor Plan
To Be Inserted
EXHIBIT "B" Site Plan
EXHIBIT "B" [MAP]
EXHIBIT "C" RULES AND REGULATIONS
GENERAL RULES
PARKING RULES
FIRST AMENDMENT TO OFFICE LEASE BETWEEN GULF CONSTRUCTION COMPANY AND PACIFIC CREST BANK (Re: 1501 Fifth Avenue, San Diego)